Exhibit 99.1

VOLCANO CORPORATION ANNOUNCES PRELIMINARY RECORD REVENUES FOR FOURTH QUARTER 2009; TOTAL YEAR REVENUES ARE EXPECTED TO EXCEED PRIOR GUIDANCE

(SAN DIEGO, CA), January 11, 2010—Volcano Corporation (NASDAQ: VOLC), a leader in the development, manufacture and sales of products for the diagnosis and treatment of coronary and peripheral artery disease, said today that it expects total revenues for fiscal 2009 will be approximately $228.0 million, with revenues in the fourth quarter of fiscal 2009 expected to be approximately $71.0 million.

The revenue expectations for fiscal 2009 compare with the company’s prior guidance for fiscal 2009 revenues of $218.0-$223.0 million, and reflect year-over-year revenue growth of approximately 33 percent. The expectations for revenues in the fourth quarter of 2009 represent an increase of approximately 44 percent over revenues in the fourth quarter of 2008. The results for the full year and fourth quarter of 2009 include revenues of approximately $18.0 million and $5.8 million, respectively, from Axsun Technologies, Inc., which Volcano acquired at the end of 2008, and for which the company recorded no meaningful revenues in either period during 2008.

“Our financial performance for the quarter was driven by strong growth across our core businesses and in our key geographies. In particular, we saw growth in capital equipment sales in the U.S. and Europe and continued adoption of our IVUS (Intravascular Ultrasound) and FM (Functional Measurement) disposables. In addition, we benefitted from our going direct transition in Japan,” noted Scott Huennekens, president and chief executive officer of Volcano.

The company said it was providing the updated revenue projections for 2009 in advance of meetings with the investment community and a presentation at the 28th Annual J.P. Morgan Healthcare Conference this week. The company’s presentation will occur at 2 p.m., Pacific Standard Time (5 p.m. Eastern Standard Time), on Tuesday, January 12, and will be available through the conference website at http://metameetings.com/webcasts/jpmorgan/healthcare10/directlink?ticker=VOLC and via the company’s website at www.volcanocorp.com.

The company’s fourth quarter and full-year 2009 operating and financial performance and guidance for fiscal 2010 will be provided in a press release, as well as in a conference call and webcast open to all interested parties, in early March. Details of the earnings release date, conference call and webcast will be provided in a subsequent release.

About Volcano

Volcano Corporation (NASDAQ: VOLC) offers a broad suite of devices designed to facilitate endovascular procedures, enhance the diagnosis of vascular and structural heart disease and guide optimal therapies. The company’s intravascular ultrasound (IVUS) product line includes ultrasound consoles that can be integrated directly into virtually any modern cath lab. Volcano IVUS offers unique features, including both single-use phased array and rotational IVUS imaging catheters, and advanced functionality options, such as VH® IVUS tissue characterization and ChromaFlo®. Volcano also provides functional measurement (FM) consoles and single-use pressure and flow guide wires and is developing a line of ultra-high resolution Optical Coherence Tomography and Forward-Looking IVUS systems and catheters. Currently, more than 4,700 Volcano IVUS and FM systems are installed worldwide, and more than half of Volcano’s revenues are derived from outside the United States. Through its wholly-owned subsidiary, Axsun Technologies, Volcano also develops and manufactures optical monitors, lasers and optical engines used in telecommunications, spectroscopy and other industrial applications. For more information, visit the company’s website at http://www.volcanocorp.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements in this press release regarding Volcano’s business that are not historical facts may be “forward-looking statements” that involve risks and uncertainties. Specifically, statements concerning Volcano’s expected revenues and revenue growth for the fourth quarter and fiscal year ended December 31, 2009 are forward-looking statements involving risks and uncertainties, as Volcano’s 2009 financial results, including revenues, have not yet been audited. These statements are being made prior to the completion of Volcano’s accounting close procedures for the fiscal year ended December 31, 2009 and are therefore subject to modification. Forward-looking statements are based on management’s current, preliminary expectations and are subject to risks and uncertainties, which may cause Volcano’s results to differ materially from the statements contained herein. The potential risks and uncertainties that could cause actual results to differ from the results predicted are detailed in the company’s reports and other filings made with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Volcano undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

Contact Information:

John Dahldorf

Chief Financial Officer

Volcano Corporation

(858) 720-4020

or

Neal B. Rosen

Ruder-Finn

(415) 692-3058